THRIVENT MUTUAL FUNDS

Form N-SAR for

Fiscal Period Ended 4-30-12

INDEX TO EXHIBITS

EXHIBIT NO. ITEM

1.	Transactions effected pursuant to Rule 10f-3. (Item 77.O.)

N-SAR FILING

THRIVENT MUTUAL FUNDS

Transactions Effected Pursuant to Rule 10f-3

For the six months period ending April 30, 2012

Fund	Trade Date	CUSIP / ISIN	Issuer	144A	Price	Par/ Amount	Issuer Size	Percent	Broker	Participating Underwriters	Selling Concession
THRIVENT WORLDWIDE ALLOCATION FUND	1/25/2012	40053FAA6	GRUPO AVAL LTD	Y	99.458	200,000	600,000,000	0.033%	BARCLAYS CAPITAL	GOLDMAN SACHS, JP MORGAN, CORFICOLOMBIANA	Underwriting spread 0.400%